Exhibit 99.2

STREAM OIL & GAS LTD.

AMENDED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIODS ENDED AUGUST 31, 2014

(Unaudited)

STREAM OIL & GAS LTD.

AMENDED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. Dollars)

(Unaudited)

	As at August 31, 2014 Restated (Note 16)	As at November 30, 2013
	$	$
ASSETS
Current
Cash	884,265	1,962,183
Accounts receivable, net of allowance of
$4,463,808 (2013 - $4,571,971) (Note 13)	4,011,795	2,826,755
VAT, GST and other receivables	4,372,943	466,025
Related party loan (Note 8)	291,848	291,848
Inventory	680,855	149,609
Prepaid expenses (Note 14)	804,140	1,501,360
	11,045,846	7,197,780
Supplier deposits	47,428	47,428
Exploration and evaluation assets (Note 6)	18,388,035	5,444,960
Property and equipment (Note 5)	77,789,692	76,702,191
	107,271,001	89,392,359
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	26,735,569	20,698,035
Albpetrol Sh.A. oil production share liability (Note 15)	12,471,937	11,440,145
Customer deposits	38,263	38,263
Bank loan, net, current (Notes 15 and 16)	11,310,215	4,214,806
Prepayment facility, current (Note 15)	4,695,938	3,624,375
Finance lease obligation, current (Note 15)	34,820	62,054
Shareholder loan (Note 15)	2,878,652	—
	58,165,394	40,077,678
Bank loan payable (Notes 15 and 16)	—	9,139,713
Finance lease obligation (Note 15)	—	20,213
Prepayment facility (Note 15)	—	2,711,694
Long term accounts payable (Note 15)	6,283,830	—
Decommissioning provision (Note 7)	3,010,085	2,800,085
Deferred income tax liability	13,674,000	12,774,000
	81,133,309	67,523,383
Shareholders’ Equity
Common shares (Note 9)	16,530,805	16,530,805
Share-based payment reserve (Note 9)	11,394,406	11,200,200
Translation adjustment reserve	133,027	203,799
Deficit	(1,920,546)	(6,065,828)
	26,137,692	21,868,976
	107,271,001	89,392,359
Nature and continuance of operations (Note 1)
Related party transactions (Note 8)
Contingencies (Note 14)
Commitments (Note 15)
Subsequent events (Note 17)
Approved and authorized on behalf of the Board on November 13, 2014
“Sotirios Kapotas” , Director	“Robert Hall”, Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements

STREAM OIL & GAS LTD.

AMENDED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. Dollars)

(Unaudited)

	Number of Common Shares	Common Shares	Share-based Payment Reserve	Translation Adjustment Reserve	Deficit	Total Shareholders’ Equity
		$	$	$	$	$
Balances, November 30, 2012	66,637,801	16,436,091	10,910,356	170,278	(570,420)	26,946,305
Share-based compensation	—	—	267,640	—	—	267,640
Foreign translation adjustment	—	—	—	(4,966)	—	(4,966)
Net income for the period	—	—	—	—	1,898,978	1,898,978
Balances, August 31, 2013	66,637,801	16,436,091	11,177,996	165,312	1,328,558	29,107,957
Options exercised	250,000	60,275	—	—	—	60,275
Allocation of exercised options valuation	—	34,439	(34,439)	—	—	—
Share-based compensation	—	—	56,643	—	—	56,643
Foreign translation adjustment	—	—	—	38,487	—	38,487
Net loss for the period	—	—	—	—	(7,394,386)	(7,394,386)
Balances, November 30, 2013	66,887,801	16,530,805	11,200,200	203,799	(6,065,828)	21,868,976
Share-based compensation	—	—	194,206	—	—	194,206
Foreign translation adjustment	—	—	—	(70,772)	—	(70,772)
Net income for the period	—	—	—	—	4,145,282	4,145,282
Balances, August 31, 2014	66,887,801	16,530,805	11,394,406	133,027	(1,920,546)	26,137,692

The accompanying notes are an integral part of these condensed consolidated interim financial statements

STREAM OIL & GAS LTD.

AMENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. Dollars)

(Unaudited)

	Three month period ended August 31, 2014	Three month period ended August 31, 2013 (Note 3)	Nine month period ended August 31, 2014	Nine month period ended August 31, 2013 (Note 3)
	$	$	$	$
REVENUE
Oil and gas revenue (Note 4)	8,300,517	7,210,407	24,398,810	26,587,652
Royalties (Note 14)	(127,403)	(721,040)	(1,271,733)	(2,658,765)
Oil and gas revenue, net of royalties	8,173,114	6,489,367	23,127,077	23,928,887
EXPENSES
Operating	1,588,694	1,968,595	4,530,806	5,062,915
Sales, transportation and logistics	507,517	645,779	2,725,002	2,838,833
Consulting fees, management fees and salaries	339,145	288,468	774,968	1,085,184
Office and miscellaneous	249,726	259,072	686,657	755,511
Professional fees	242,022	141,567	658,870	569,805
Travel	143,948	52,328	273,584	171,865
Stock-based compensation (Note 9)	108,527	56,771	194,206	267,640
Depletion and depreciation (Note 5)	1,508,285	1,232,024	4,491,520	3,301,455
Discounts on receivables and allowance for doubtful accounts, net of recovery (Note 13)	(13,379)	125,905	(2,231)	60,197
Foreign exchange (gain) loss	(1,472,840)	710,710	(2,301,120)	504,619
Albetrol Sh.A. oil production share (Note 15)	3,160,364	(18,888)	5,731,792	841,421
	6,362,009	5,462,331	17,764,054	15,459,445
Net income from operations	1,811,105	1,027,036	5,363,023	8,469,442
Finance expense	(126,619)	(89,967)	(317,741)	(131,464)
Net income before income taxes	1,684,486	937,069	5,045,282	8,337,978
Deferred income tax (expense) benefit	(490,000)	776,000	(900,000)	(6,439,000)
Net income for the period, after income taxes	1,194,486	1,713,069	4,145,282	1,898,978
Translation adjustment	(157,265)	(5,196)	(70,772)	(4,966)
Comprehensive income for the period	1,037,221	1,707,873	4,074,510	1,894,012
Basic income per share	0.02	0.03	0.06	0.03
Fully diluted income per share	0.02	0.03	0.06	0.03
Weighted average number of shares outstanding
Basic	66,887,801	66,637,801	66,887,801	66,637,801
Diluted	67,347,804	66,856,551	67,284,704	67,395,919

The accompanying notes are an integral part of these condensed consolidated interim financial statements

STREAM OIL & GAS LTD.

AMENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

(Unaudited)

	For the Nine months ended August 31, 2014	For the Nine months ended August 31, 2013

	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	4,145,282	1,898,978
Items not affecting cash:
Finance fees (including accretion)	335,822	42,483
Depletion and depreciation	4,491,520	3,301,455
Share-based compensation	194,206	267,640
Discount on receivables, net of recovery	(2,231)	(54,684)
Transaction costs accreted	—	(53,040)
Deferred income tax expense	900,000	6,439,000
Changes in non-cash working capital items:
Accounts receivable	(1,185,040)	(681,813)
VAT, GST and other receivables	(3,906,918)	34,133
Inventory	(531,246)	(239,879)
Employee loan	—	(389,130)
Prepaid expenses and advances	697,220	(464,875)
Customer and supplier deposits	—	(214,486)
Accounts payable and accrued liabilities	5,023,086	7,068,495
Albpetrol Sh.A. oil production share liability	1,031,792	—
Change in long term receivable	—	203,921
Cash provided by operating activities	11,193,493	17,158,198
CASH FLOWS FROM INVESTING ACTIVITES
Expenditures on exploration and evaluation assets	(4,477,082)	(521,389)
Expenditures on property and equipment	(6,746,891)	(16,360,986)
Cash used in investing activities	(11,223,973)	(16,882,375)
CASH FLOWS FROM FINANCING ACTIVITES
Bank loan repayments	(2,041,003)	(3,039,725)
Advances (repayments) of prepayment facility	(1,669,179)	4,675,531
Advances on shareholder loan	2,756,400	—
Repayment of capital lease	(47,447)	(42,297)
Cash provided by (used in) financing activities	(1,001,229)	1,593,509
Effect of foreign exchange on cash	(46,209)	(21,017)
Increase (decrease) in cash	(1,077,918)	1,848,315
Cash, beginning of period	1,962,183	1,147,196
Cash, end of period	884,265	2,995,511
Supplemental disclosure with respect to cash flows (Note 10)

The accompanying notes are an integral part of these condensed consolidated interim financial statements

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Stream Oil & Gas Ltd. (the “Company” or “Stream”) was incorporated on January 11, 2005 under the British Columbia Business Corporations Act as 713471 B.C. Ltd. and changed its name on April 20, 2005 to L.G.R. Resources Ltd.  Effective April 19, 2006, the Company’s common shares were listed for trading on the CNQ. On April 4, 2008, the Company changed its name to Stream Oil & Gas Ltd. and consolidated its capital stock on a four for one basis.  On July 25, 2008, the Company’s common shares were listed for trading on the TSX Venture Exchange. The Company’s shares were delisted from trading on the CNQ effective August 15, 2008. The head office is located at Suite 300, 609 – 14th Street N.W., Calgary, Alberta, T2N 2A1.The Company has one operating subsidiary, Stream Oil & Gas Ltd., a corporation existing under the laws of the Cayman Islands (“Stream (CI)”), owned 100% by the Company.

The Company, through its wholly-owned subsidiary Stream (CI), is in the business of exploring and developing oil and gas properties in the country of Albania. It currently operates five producing and exploration oil and gas properties.

These condensed consolidated interim financial statements of the Company are presented in U.S. dollars. Refer to Note 3 of the Company’s consolidated audited financial statements for the year ended November 30, 2013 for the discussion of the Company’s and its subsidiaries functional currency.

The condensed consolidated interim financial statements have been prepared assuming that Stream will continue on a going-concern basis. The ability of the Company to continue as a going-concern depends upon its ability to maintain adequate cash resources, raise additional financing and to realize profitable operations. During the fiscal year ended November 30, 2013, the Company had not met certain financial covenants with respect to its bank loan payable and prepayment facility (Note 15) which breach under the bank loan was waived by the bank on September 17, 2014.   The Company has not paid the September 30, 2014 interest and principle due on the bank loan which is an event of default (Note 15). The Company has not paid the September and October principle and interest due on the prepayment facility which is also an event of default (Note 15). The Company is currently in discussions with the bank and with the holder of the prepayment agreement on resolution of these outstanding obligations. The Company’s working capital deficit is approximately $47.1 million (November 30, 2013 – $32.9 million).  These are material uncertainties that may raise significant doubt about the Company’s ability to continue as a going concern. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

2.	BASIS OF PREPARATION AND NEW ACCOUNTING POLICIES

Statement of Compliance

These condensed consolidated interim financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).  These condensed consolidated interim financial statements follow the same accounting policies and methods of computation as outline in Note 3 of the Company’s consolidated audited

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

2.	BASIS OF PREPARATION AND NEW ACCOUNTING POLICIES (cont’d...)

financial statements for the year ended November 30, 2013. The condensed consolidated interim financial statements do not include all of the information required for full annual financial statements.

The condensed consolidated interim financial statements were authorized for issue by the Board of Directors on November 7, 2014.

Basis of Measurement

The condensed consolidated interim financial statements are presented on the historical cost basis except for certain financial instruments, which are measured at fair value. In addition, these condensed consolidated interim financial statements have been prepared using the accrual basis of accounting except for the cash flow information.

Basic and diluted income (loss) per share

Basic income per share is calculated by dividing the net income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted income per share reflects the potential dilution of securities that could share in income of an entity and is determined by adjusting the weighted average number of common shares outstanding for the effects of dilutive instruments such as options and restricted shares granted to employees. In a period where a loss has occurred, potentially dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive.

New standards and interpretations not yet adopted

Certain new standards, interpretations, amendments and improvements to existing standards were issued by the IASB or IFRIC that are mandatory to adopt.  The following have not yet been adopted by the Company and are being evaluated to determine their impact.

•	IAS 32 (Amendment): Standard amended to clarify requirements for offsetting financial assets and financial liabilities, effective for annual periods beginning on or after January 1, 2014.
•	IFRS 7: Amended to require additional disclosures on transition from IAS 39 and IFRS 9, effective for annual periods beginning on or after January 1, 2015.
•	IFRS 9: New standard that replaced IAS 39 for classification and measurement, effective for annual periods beginning on or after January 1, 2018.

3.	RECLASSIFICATION OF COMPARATIVE FIGURES

The Company has reclassified its comparative figures for the three and nine month periods ended August 31, 2013, where applicable, to conform to the presentation used in the current period.  The changes did not affect prior period’s earnings.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

4.	ECONOMIC DEPENDENCE

For the nine months ended August 31, 2014 and 2013, the Company sold its oil and gas to customers in Albania and outside of Albania. Sales to two customers accounted for 95% or $23,207,529 of total oil and gas revenue during the nine months ended August 31, 2014.  Sales during the nine months ended August 31, 2013 were 89% or $23,767,167 to one customer outside Albania.

As at August 31, 2014, Stream had two customers accounting for 89% or $3,562,501 of the carrying amount of current accounts receivable, net of allowance for doubtful accounts.  As at November 30, 2013, Stream had three customers accounting for 96% or $2,726,655 of the carrying amount of current receivable, net of allowance for doubtful accounts.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

5.	PROPERTY AND EQUIPMENT

Cost	Petroleum and natural gas property	Automotive	Computer hardware	Computer software	Equipment	Total
	$	$	$	$	$	$
Balance at November 30, 2012	43,431,058	502,481	552,625	115,825	19,732,762	64,334,751
Capital expenditures	15,692,100	45,609	343,467	37,395	8,230,854	24,349,425
Balance at November 30, 2013	59,123,158	548,090	896,092	153,220	27,963,616	88,684,176
Capital expenditures	4,952,351	—	49,286	—	577,384	5,579,021
Balance at August 31, 2014	64,075,509	548,090	945,378	153,220	28,541,000	94,263,197

Depletion, depreciation and impairment losses	Petroleum and natural gas property	Automotive	Computer hardware	Computer software	Equipment	Total
	$	$	$	$	$	$
Balance at November 30, 2012	(1,201,000)	(260,991)	(392,229)	(107,593)	(4,319,501)	(6,281,314)
Depletion and depreciation	(1,575,000)	(79,288)	(182,672)	(26,930)	(3,836,781)	(5,700,671)
Balance at November 30, 2013	(2,776,000)	(340,279)	(574,901)	(134,523)	(8,156,282)	(11,981,985)
Depletion and depreciation	(1,287,000)	(46,757)	(142,656)	(14,023)	(3,001,084)	(4,491,520)
Balance at August 31, 2014	(4,063,000)	(387,036)	(717,557)	(148,546)	(11,157,366)	(16,473,505)

Net carrying value	Petroleum and natural gas property	Automotive	Computer hardware	Computer software	Equipment	Total
	$	$	$	$	$	$
At November 30, 2013	56,347,158	207,811	321,191	18,697	19,807,334	76,702,191
At August 31, 2014	60,012,509	161,054	227,821	4,674	17,383,634	77,789,692

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

6.	EXPLORATION AND EVALUATION ASSETS

Albanian Operations
Balance at November 30, 2012	$3,974,212
Capital expenditures	1,470,748
Balance at November 30, 2013	5,444,960
Capital expenditures	12,943,075
Balance at August 31, 2014	$18,388,035

Exploration and evaluation assets consist of the Company’s exploration projects which are pending the determination of proven or probable reserves. Additions represent the Company’s costs incurred on exploration and evaluation assets during the year.

7.	DECOMMISSIONING PROVISION

The decommissioning provision is estimated by Management based on the Company’s working interests in its wells and facilities, estimated costs to remediate, reclaim and abandon the wells and facilities, and the estimated timing of the costs to be incurred. At August 31, 2014, the decommissioning provision was estimated to be $3,010,085 (November 30, 2013 – $2,800,085), based on a total future liability of $22.8 million (November 30, 2013 – $22.8 million). These obligations will be settled at the end of the useful lives of the underlying assets, which currently is estimated at twenty-five years (November 30, 2013 – twenty-five years) into the future. This amount was calculated using an inflation rate of 2.8% and discounted at 10% as at August 31, 2014 (November 30, 2013 – 10%).

The following table summarizes the changes in the decommissioning provision:

	Nine months ended August 31, 2014	Year ended November 30, 2013
Balance, beginning of period	$2,800,085	$566,443
Finance charge	210,000	106,122
Change in estimated cash flow assumptions	—	2,127,520
Balance, end of period	$3,010,085	$2,800,085

8.	RELATED PARTY TRANSACTIONS

Related party transactions for the three months ended August 31, 2014 are as follows:

a)

The Company incurred management fees of $46,500 (August 31, 2013 – $46,258) to the Chief Executive Officer, director and significant shareholder of Stream.  As at August 31, 2014, the total balance payable for unpaid fees was $10,045 (November 30, 2013 – $10,045).

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

8.	RELATED PARTY TRANSACTIONS (cont’d...)

b)

The Company incurred consulting fees of $54,235 (August 31, 2013 – $44,819) to a private company of which the Chief Executive Officer of Stream is a shareholder of the Company. As at August 31, 2014, the total balance payable for unpaid fees was $31,795 (November 30, 2013 – $nil).

c)

The Company incurred management and consulting fees of $103,441 (August 31, 2013 – $43,368) to the Chief Operating Officer of Stream through a private company.  As at August 31, 2014 the net balance payable for unpaid fees was $105,781 (November 30, 2013 – $287,223), and the net balance receivable from the Officer was $nil (November 30, 2013 – $68,530). A portion of these fees are in the statements of operations and comprehensive income (loss) as consulting fees, management fees and salaries, and a portion of these fees have been capitalized to oil and gas properties

d)

The Company has a loan receivable of $291,848 at August 31, 2014 (November 30, 2013 – $291,848), from a private company of which the Chief Operating Officer of Stream is a shareholder of the Company.  The amount was contractually due November 1, 2014 and is non-interest bearing. Subsequent to the quarter end, under the terms of a revised agreement, this loan was forgiven on October 31, 2014. See Note 16 - Subsequent events.

e)	The Company incurred $nil (August 31, 2013 – $36,139) in management fees to a private company owned by the former Chief Financial Officer and a former director of Stream.

f)

The Company incurred $55,508 (August 31, 2013 – $nil) in management fees to a private company owned by the interim Chief Financial Officer. A portion of these fees are in the statements of operations and comprehensive income (loss) as consulting fees, management fees and salaries, and a portion of these fees have been capitalized to oil and gas properties. As at August 31, 2014, the total balance payable for unpaid fees was $18,927 (November 30, 2013 – $nil).

g)

The Company incurred directors fees of $9,694 for three external directors of Stream, included in management fees on the statements of operations and comprehensive income (loss) (August 31, 2013 – $13,750 for three directors). The amount included in accounts payable at August 31, 2014 for unpaid fees owing to the directors was $66,178 (November 30, 2013 – $43,401).

Related party transactions for the nine months ended August 31, 2014 are as follows:

a)	The Company incurred management fees of $139,500 (August 31, 2013 – $141,486) to the Chief Executive Officer, director and significant shareholder of Stream.

b)	The Company incurred consulting fees of $165,399 (August 31, 2013 – $138,458) to a private company of which the Chief Executive Officer of Stream is a shareholder of the company.

c)	The Company incurred management and consulting fees of $185,761 (August 31, 2013 – $132,646) to the Chief Operating Officer of Stream through a private company.

d)	The Company incurred $nil (August 31, 2013 – $110,537) in management fees to a private company owned by the former Chief Financial Officer and a former director of Stream.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

8.	RELATED PARTY TRANSACTIONS (cont’d...)

e)	The Company incurred $184,315 (August 31, 2013 – $nil) in management fees to a private company owned by the interim Chief Financial Officer.

f)

The Company incurred directors fees of $37,027 for three external directors of Stream, included in management fees on the statement of operations and comprehensive income (loss) (August 31, 2013 – $66,250 for four directors).

Key Management Personnel

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. Stream has determined that key management personnel consist of the Company’s Board of Directors and corporate officers.

The remuneration of directors and other members of key management personnel during the nine months ended August 31, 2014 and 2013 were as follows:

	2014	2013

Consulting fees, management fees and salaries	$619,606	$702,971
Share-based compensation	177,948	241,133
	$797,554	$944,104

Share-based payments are the fair value of options granted to key management personnel. Amounts due to related parties have no specific terms of repayment, are unsecured, and have no interest rate.

9.	SHAREHOLDERS’ EQUITY

Common Shares

The authorized capital of the Company consists of an unlimited number of common shares without par value.

Warrants

There were no warrants outstanding during the nine months ended August 31, 2014 or during the year ended November 30, 2013.

Stock Options

The Company has a stock option plan under which it may grant options to purchase common shares to its directors, officers, employees and consultants.  Approved on April 27, 2010, Stream’s plan provides that the maximum number of shares reserved for issue under the plan shall not exceed 20% of the outstanding common shares of the Company, as at the date of the grant.  The maximum number of common shares reserved for issue to any one person under the plan cannot exceed 5% of the issued and outstanding number of common shares at the date of the grant.  The exercise price of each option granted under the

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

9.	SHAREHOLDERS’ EQUITY (cont’d...)

plan may not be less than the greater of CAD$0.05 per share or the closing price at the date of grant less the maximum discount as may be permitted by the policies of the stock exchange upon which the Company’s shares are listed. Options may be granted for a maximum term of five years from the date of the grant, are non‑transferable and expire within 90 days of termination of employment or holding office as director or officer of the Company.  Each share option permits the holder to purchase one share at the stated exercise price.  All options vest over a three to five-year period, with the board having the ability to accelerate the vesting period at its option.

At August 31, 2014, the Company had 1,930,000 stock options outstanding for which shares have been reserved.

	Number of options	Weighted average exercise price (CAD$)
Options outstanding at November 30, 2012	3,025,000	$0.67
Exercised	(250,000)	0.25
Forfeited	(485,000)	0.65
Options outstanding at November 30, 2013	2,290,000	$0.71
Granted	350,000	0.41
Forfeited	(710,000)	0.69
Options outstanding at August 31, 2014	1,930,000	$0.56

The summary of options outstanding at August 31, 2014 was as follows:

Exercise Price (CAD$)	Number of Options Outstanding at August 31, 2014	Remaining Contractual Life (Years)	Number of Options Exercisable at August 31, 2014	Expiry Date

$0.63 (a)	150,000	0.00	150,000	May 11, 2013
$0.20(a)	350,000	0.00	350,000	Feb 12, 2014
$0.86	1,080,000	2.59	-	Apr 2, 2017
$0.41	350,000	1.88	350,000	July 17, 2019
	1,930,000	2.42	850,000

(a)

Certain options were due to expire but under the terms of the Company’s stock option plan options held by insiders that are due to expire when the Company is under a blackout will remain in force until the blackout period is lifted upon which the option holder will have 10 business days to exercise the options after which the options will expire. The blackout was lifted September 29, 2014 and the options expired unexercised on October 14, 2014.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

9.	SHAREHOLDERS’ EQUITY (cont’d...)

During the nine months ended August 31, 2014, the Company granted 350,000 stock options to acquire common shares (November 30, 2013 – nil). Stock-based compensation relating to options vesting during the period using the Black-Scholes option pricing model was $194,206 (August 31, 2013 – $267,640), which was also recorded as share-based payment reserve on the statement of financial position.  The options granted during the period were fully vested at August 31, 2014 and expire in 5 years.

	August 31, 2014	August 31, 2013
Weighted average fair value of options granted ($/option)	0.54	n/a
Risk-free interest rate %	1.00%	n/a
Estimated hold period prior to exercise (years)	3.0	n/a
Expected Volatility (%)	100%	n/a
Expected cash distribution yield (%)	0.00	n/a

10.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	Nine months ended August 31, 2014	Nine months ended August 31, 2013

Cash paid during the period for interest	$875,766	$857,415

Cash paid during the period for income taxes	$-	$-

The Company had the following significant non-cash transactions affecting cash flows from investing and financing activities for the nine months ended August 31, 2014:

a)

As at August 31, 2014, $13,319,667 in property and equipment and $9,463,993 in exploration and evaluation assets were included in accounts payable (November 30, 2013 – $14,487,382 and $998,000, respectively).

b)	As at August 31, 2014, the Company capitalized accrued interest of $838,934 to property and equipment (August 31, 2013 – $803,545) (Note 15).

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

11.	SEGMENTED INFORMATION

The Company has one reportable operating segment, being the development of oil and gas properties in Albania.  Segmented information is as follows:

	Three months ended				Three months ended
	August 31, 2014				August 31, 2013
	$				$
	Canada	Albania	Outside Albania	Total	Canada	Albania	Outside Albania	Total
Oil and gas revenue	—	6,097,396	2,203,121	8,300,517	—	1,330,877	5,879,531	7,210,407
Finance expense	164	126,455		126,619	—	89,967	—	89,967
Depletion and depreciation	1,687	1,506,598	—	1,508,285	5,380	1,226,643	—	1,232,024
Net income (loss)	(241,177)	1,435,663	—	1,194,486	(220,485)	1,933,554	—	1,713,069
Capital & exploration expenditures	—	(1,189,431)	—	(1,189,431)	—	7,586,700	—	7,586,700

	Nine months ended				Nine months ended
	August 31, 2014				August 31, 2013
	$				$
	Canada	Albania	Outside Albania	Total	Canada	Albania	Outside Albania	Total
Oil and gas revenue	—	8,541,556	15,857,254	24,398,810	-	2,820,484	23,767,168	26,587,652
Finance fees	3,502	314,239	—	317,741	—	85,738	—	131,464
Depletion and depreciation	5,025	4,486,495	—	4,491,520	15,818	3,285,637	—	3,301,455
Net income (loss)	(543,166)	4,688,448	—	4,145,282	(1,086,653)	2,956,631	—	1,898,978
Capital & exploration expenditures	—	11,223,973	—	11,223,973	—	18,882,375	—	18,882,375

	Balance as at August 31, 2014			Balance as at November 30, 2013
		$			$
	Canada	Albania	Total	Canada	Albania	Total
Property and equipment
and E & E assets	13,604	96,164,123	96,177,727	17,708	82,129,443	82,147,151
Total assets	345,446	106,925,555	107,271,001	531,477	88,860,882	89,392,359

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

12.	CAPITAL MANAGEMENT

The Company considers its common shares and components of shareholders’ equity in the management of capital, which at August 31, 2014 totaled $26,137,692 (November 30, 2013 – $21,868,976).

The Company’s objective, when managing capital, is to ensure sufficient resources are available to meet day to day operating requirements and to safeguard its ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders. The Company manages the capital structure and makes adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets. In order to meet its objectives for managing capital, the Company may issue new shares, which has historically been done through private placements.

The Company’s officers and senior management take full responsibility for managing Stream’s capital and do so through quarterly meetings and regular review of financial information.  The Company’s Board of Directors is responsible for overseeing this process.

At August 31, 2014, the Company was subject to externally imposed capital requirements. Under the Company’s loan agreement with Raiffeisen Bank Sh.A. (“Raiffeisen”) and the Prepayment agreement with Trafigura PTE Ltd. (“Trafigura”) (Note 15), the Company is required to meet certain covenants on an annual basis, which as at November 30, 2013 were not all met by the Company (Note 15).

13.	FINANCIAL INSTRUMENTS

The fair values of the Company’s accounts receivable, VAT, GST and other receivables, related party loan, customer deposits, accounts payable and accrued liabilities, Albpetrol Sh.A. oil production share liability, finance lease obligation, prepayment facility, shareholder loan, and bank loan payable approximate their carrying value, which is the amount recorded on the statement of financial position.  The Company’s cash is based on level 1 quoted prices in active markets for identical assets under the fair value hierarchy.

The Company examines the various financial instrument risks to which it is exposed and assesses any impact and likelihood of those risks. These risks may include currency risk, credit risk, liquidity risk, interest rate risk and other price risks.

This note presents information about the Company’s exposure to each of the above risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s management of capital.

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework.  The Board of Directors has implemented and monitors compliance with risk management policies.  Stream’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks, adherence to market conditions and the Company’s activities.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

13.	FINANCIAL INSTRUMENTS (cont’d…)

Currency Risk

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. The Company operates internationally and is exposed to risks from changes in foreign currency rates, particularly the Canadian dollar, the Euro and the Albanian LEK. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Sensitivity analysis:

At August 31, 2014, if the United States dollar had fluctuated by 10% against the local functional currencies with all other variables held constant, net income for the nine months ended August 31, 2014 would have differed by $1,613,536 and the translation adjustment reserve would have differed by $63,254.  This is primarily attributable to the Company’s accounts receivable of which $4,011,795 is denominated in Albanian LEK, and the accounts payable balance of which $12,865,229 is denominated in Albanian LEK, and $6,166,138 is denominated in Euro.

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Stream places its cash with high quality financial institutions. The Company has concentrations of credit risk with respect to accounts receivable as disclosed in Note 4.  As at August 31, 2014, $1,077,125 or 27% of accounts receivable have been outstanding for 90 days or more (November 30, 2013 – $1,217,852 or 43%). The Company believes that the entire balance is collectible. Stream performs credit evaluations of its commercial customers but generally does not require collateral to support accounts receivable.

Of the total receivables in Albania, approximately $3,562,501 (November 30, 2013 – $2,805,226) is from two customers of which $761,642 (November 30, 2013 – $1,196,323) is greater than 90 days past due. The Company expects to collect the full amount of the receivable. Based on actual repayment history, the full amount has been classified as current. Subsequent to period end, $1,512,599 of accounts receivables were collected.

Liquidity Risk

Liquidity risk is the risk that the Company cannot meet a demand for cash or fund its obligations as they come due. The Company has a planning and budgeting process in place to help determine the funds required to support Stream’s normal operating requirements.

Stream’s objective in managing liquidity risk is to maintain sufficient liquidity in order to meet operational requirements at any point in time. The Company generates cash flow from its operations; however, Stream is exposed to liquidity risk because it is subject to the limited local market for sales of its production.  The Company may seek additional cash funding by means of issuing share capital or obtaining additional debt financing.

At November 30, 2013, the Company had not met certain financial covenants with respect to its bank loan payable and prepayment facility (Note 15).  The Company has not paid the interest and principle due at September 30, 2014, which is an event of default (Note 15). The Company has not paid the September and October principle and interest due on the prepayment facility which is also an event of default (Note 15).

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

13.	FINANCIAL INSTRUMENTS (cont’d…)

As at August 31, 2014, the Company had cash of $884,265 (November 30, 2013 – $1,962,183) to settle current liabilities of $52,070,385 (November 30, 2013 – $40,077,678), the long term bank loan payable of $6,095,009 (November 30, 2013 – $9,139,713), long term prepayment facility of $nil (November 30, 2013 - $2,711,694) and the long term accounts payable of $6,283,830 (November 30, 2013 - $nil). The Company will continue to generate cash from operations, pursue Albanian tax recoveries, evaluate debt financings and will consider other sources of financing including debt and equity, as required, in order to meet the negative working capital (Note 1).

Interest Rate Risk

Interest rate risk is the risk that the fair values or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The Company is exposed to interest rate risk to the extent that it has excess cash held with banks and other financial institutions and through interest bearing debt. Interest on the bank loan is calculated at LIBOR+5.5% with a minimum combined interest rate of 7%.  Interest on the prepayment facility is calculated at LIBOR+6%. LIBOR is a fluctuating rate; therefore, the Company has interest rate risk with respect to its bank loan and prepayment facility.

Sensitivity analysis:

At August 31, 2014, if LIBOR fluctuated by 1% during the period against its current position, net loss for the nine months ended August 31, 2014 would have differed by approximately $20,522.

Market Risk

The Company is exposed to price risk with respect to commodity and equity prices. Equity price risk is defined as the potential adverse impact on Stream’s earnings due to movements in individual equity prices or general movements in the level of the stock market. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities. Management closely monitors commodity, individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Commodity Price Risk

Commodity price risk is the risk that the fair value or future cash flows will fluctuate as a result of changes in commodity prices.  Commodity prices for oil are impacted by not only the relationship between the Euro, Albanian LEK and US dollar but also world economic events that dictate the levels of supply and demand.  The Company does not enter into derivative contracts or forward sales contracts, and accordingly does not apply hedge accounting.  Stream’s production is usually sold using “spot” or near term contracts with prices fixed at the time of transfer of custody or on the basis of a monthly average market price.

The Company’s primary revenues are from oil sales in Albania and outside Albania, priced on a quality differential basis, to the Brent oil price.  As of August 31, 2014, a $1 per barrel change in the Brent oil price, with all other variables held constant, would affect net income for the period by approximately $431,560 (August 31, 2013 – $343,000).

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

14.	CONTINGENCIES

BA Capital Inc.

On February 16, 2010, Stream announced that BA Capital Inc., a private consulting company owned by Mr. Art Agolli, commenced litigation against the Company, claiming damages of $637,000 plus interest and costs arising from the allegedly wrongful termination of a Consulting Agreement with the Company. Management believes the lawsuit to be without merit and intends to defend against the litigation vigorously.  At this time, the likelihood of the outcome is not determinable and no liability has been recorded in connection with the litigation.

Albanian Tax Assessment

Prepaid expenses includes $331,581 (November 30, 2013 – $331,581) paid to the Albanian courts as deposits with the Albanian Government Tax Directorate for three assessments that Stream has challenged. These assessments are: $67,626 for property tax in communes in which the company operates; $56,780 for VAT applied charged improperly on imported vehicles; and $207,175 relating to a retroactive change on the calculation of excise tax on the Company’s importation and use of diluent. In all three cases, the recoverability of these amounts is dependent on the outcome of the individual case and at August 31, 2014, all were considered recoverable.

Royalty Tax Recovery

During the year ended November 30, 2013 the Company entered into negotiations with the Albpetrol Sh.A (“Albpetrol”), a state-owned oil company, and Albanian National Agency for Natural Resources (“AKBN”) relating to tax neutralization on export shipments and recovery of royalty fees paid to Albania totaling approximately $9.3 million. As at August 31, 2014, the Company has yet to receive the signed agreement, therefore it has not accrued for the recoverable amount.

15.	COMMITMENTS

Leases

The Company has two 48 month finance lease contracts, bearing interest at 9.50% per annum, for the purchase of certain automobiles. The first lease was entered into during the fiscal year ended November 30, 2010, and the second lease was entered into during the fiscal year ended November 30, 2011. The automobiles are classified as a depreciable asset, are recorded at a cost of $239,381, and are amortized on a declining balance basis. As at August 31, 2014 the accumulated amortization balance is $167,439 (November 30, 2013 – $146,533).

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d…)

The future minimum lease payments are as follows:

2014	$16,790
2015	19,264
36,054
Less: interest	(1,234)

Total future principal payments	34,820
Less: current portion	(34,820)

Long term lease payable portion	$—

Bank Loan

On December 19, 2011, the Company entered into a $20.0 million trade finance term loan facility with Raiffeisen based in Albania. Under the terms of the facility, Stream must use the funds by December 19, 2012, one year from the originating date of the loan, and must repay it at the rate of 1/20th of the outstanding balance plus interest at the end of the first quarter, 1/19th of the outstanding balance at the second quarter, and then continuing each quarter, starting from the first quarter of drawdown. The loan will be repaid in full within five years ending December 30, 2016. The loan carries interest at the rate of LIBOR+5.5% with a minimum combined interest rate of 7%, and is secured by all fixed assets, equipment, accounts receivable, inventory, concession agreements, and all agreements of the Company signed with third parties. The loan is guaranteed by the parent company, Stream Oil and Gas Ltd. (BC).

The repayment dates for the term of the loan are the last business day of each March, June, September and December, except December 2011, up to the date that the loan is repaid in full.  During December 2013, the Company entered into discussions with Raiffeisen whereby Raiffeisen provided a one-time principal payment date extension to February 28, 2014. In March 2014, Stream provided a cash injection and paid the outstanding obligations for the December 31, 2013 interest and principal; see Commitments (Note 15) Shareholder Loan.

Unless the lender agrees otherwise, under the loan covenants the Company will ensure that at the end of each fiscal year:

(1)	its earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not less than $10,000,000;
(2)	its outstanding loan principal is never more than twice its EBITDA; and
(3)	its EBITDA is at least ten times greater than its accrued interest, commission, fees, discounts, prepayment fees, premiums, charges and other finance payments.

As at November 30, 2013, the Company had not met certain of the above financial covenants with respect to the Raiffeisen loan. On June 30, 2014 and September 30, 2014, the Company failed to pay the outstanding obligation for interest and principal.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d...)

On September 17, 2014, the Company signed an Amendment and restatement agreement with Raiffeisen. Under the terms of this revised agreement:

i.

The calculation of the repayment of the loan has been revised to 3/x of the total loans outstanding (less the repayment installment due but unpaid by the borrower on 30 June 2014) at the end of the last day of the Availability Period, December 19, 2012, rounded up to the nearest $10 where x = the number of Months between the last day of the Availability Period and the Termination Date, December 31, 2016.

ii.

The bank waived its rights under the Bank Loan in respect of existing Events of Default, specifically, the non-payment of the June 30, 2014 loan principal and breach of financial covenants at November 30, 2013. In this Amendment and restatement agreement, the Company has undertaken to provide a cash injection for a minimum of $15 million by December 31, 2014 to satisfy certain Conditions Subsequent within 15 days of the date of the Bank Loan, including (i) Stream be current in all fees, costs and expenses related to the loan, (ii) Stream and Trafigura PTE Ltd. amending the prepayment agreement between the two parties, and (iii) Stream and Albpetrol Sh.A agreeing to a postponement of CAPEX. The Company has satisfied Condition Subsequent (iii), and is in the process of concluding (i) and (ii). See Note 16 - Subsequent Events.

The Company has not paid the September 30, 2014 interest and principle due on the Bank Loan which is an event of default. The Company is currently in discussions with Raiffeisen on resolution of this outstanding obligation. Given the event of default on the loan interest and principle, the Company has classified its loan as current as Raiffeisen would have the right to call the loan should they choose to do so. To date, Reiffeisen has not called the loan.

Bank loan balance, as at November 30, 2012		$17,444,933
Funds repaid		(4,081,072)
Change in interest accrued		(52,013)
Transaction costs accreted		42,671
Balance, as at November 30, 2013		13,354,519
Funds repaid		(2,041,003)
Change in interest accrued		(20,100)
Transaction costs accreted		16,799

Balance, as at August 31, 2014		11,310,215
Less: current portion		(11,310,215)
Long term bank loan payable	$	Nil

During the nine months ended August 31, 2014, $2,041,003 was repaid.  Borrowing costs of $615,585 were capitalized to petroleum and natural gas properties during the nine months ended August 31, 2014 (year ended November 30, 2013 – $1,037,743).

Trafigura Prepayment Agreement

In April 2013, the Company entered into a Prepayment Agreement for crude sales (the “Supply Agreement”) to provide oil production from its Albanian oilfields to Trafigura.  Trafigura has committed to prepay part of

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d...)

the purchase price of oil sales under the Prepayment Agreement in an amount not exceeding $20.0 million to Stream.

In October, 2013, Stream had drawn the first $7.0 million prepayment against this facility. The agreement required that all funds be fully drawn by October 31, 2013.  Further withdrawals from the prepayment facility up to $20.0 million were not drawn. These withdrawals would have required the Company to obtain certain amendments to its Raiffeisen loan and the completion of further due diligence procedures by

Trafigura as Trafigura considers necessary. The prepayments will be discharged by Stream’s delivery of crude oil to Trafigura in accordance with and at the times and in the quantities as set out the Crude Sales Contract between the two companies.

The obligation related to the total amount received by Stream must be discharged by August 31, 2015.   Commencing October 31, 2013, the Company began repayment of any amounts received as of that date.  Interest on any drawn funds will be paid monthly at the rate of LIBOR+6%.

Unless Trafigura agrees otherwise, under the prepayment agreement covenants the Company will ensure that at the end of each fiscal year:

(1)	its EBITDA is not less than $10,000,000;
(2)	its outstanding prepayment liability is never more than twice its EBITDA; and
(3)	Its EBITDA is at least ten times greater than its accrued interest, commission, fees, discounts, prepayment fees, premiums, charges and other finance payments.

Also, a coverage ratio as estimated by the Company is not to be less than 150% at all times. The coverage ratio is the estimated aggregate valuation of the volume of crude oil to be delivered per the Crude Sales Contract divided by the prepayment liability plus any applicable funding costs and fees.

The Crude Sales Contract has a term of three years at which time it may be extended upon written agreement by both parties.

Prepayments received during 2013		$7,000,000
Repayments made during 2013		(599,918)
Transaction costs paid		(70,110)
Transaction costs accreted		6,097
Balance, as at November 30, 2013		6,336,069
Additional transaction costs paid		(37,343)
Repayments made during the period		(1,669,179)
Interest accrued		22,952
Transaction costs accreted		43,439

Balance, as at August 31, 2014		4,695,938
Less: current portion		(4,695,938)
Long term prepayment facility	$	Nil

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d...)

Borrowing costs of $223,349 were capitalized to exploration and evaluation assets during the nine months ended August 31, 2014 (year ended November 30, 2013 – $nil).

As at November 30, 2013, the Company had not met certain financial covenants with respect to the Trafigura Prepayment agreement as per the above covenants. See Note 13 - Liquidity Risk for further discussion.

Subsequent to the quarter end, the Company and Trafigura agreed to a deferral of the prepayment amounts for May to July, and 50% of August, inclusive, with the payments due at the end of October 2014. The Company has not paid the September and October prepayment amounts which is an event of default, and is in discussions with Trafigura as to the resolution of these payments. Interest will continue to be due. See Note 16 - Subsequent Events.

Shareholder Loan

In March 2014, the Company arranged a loan (the “Loan”) of CAD$5.0 million from an individual insider and shareholder of the Company (the “Lender”). The Loan was intended to be advanced in two tranches. The first tranche of CAD$3.0 million was advanced on execution of loan agreements (received) and the second tranche of CAD$2.0 million was to be advanced upon the delivery of security in the form of common shares from Sotirios Kapotas (President, Chief Executive Officer and a Director of the Company) and Arian Tartari (Vice President, Albania). The Company chose not to proceed with the second tranche. Proceeds from the Loan were used to provide additional capital to advance Stream’s drilling programs.

The Loan was initially for a six-month term. On September 2, 2014, the maturity date of the Shareholder loan was extended to the earlier of: (i) November 16, 2014 and (ii) the date on which the Arrangement Agreement is terminated prior to the Arrangement being effected. The Loan bears interest at a rate of 10% per annum calculated and compounded monthly and due on maturity of the Loan. The Company may prepay the Loan, in whole or in part, at any time without notice, bonus or penalty. See Note 16 - Subsequent Events.

Under the General Security Agreement, the Company has granted a security interest in all personal property, including but not limited to: inventory; equipment; accounts and debts; chattel paper; documents of title; contractual rights; insurance claims; money and personal property. In addition, under separate call option agreements, the CEO of the Company has pledged 6,486,401 of his shares in the Company and the Vice President, Albania has pledged 3,000,000 of his shares in the Company to the holder of the Loan to be acquitted at a nominal price.

Unless the Lender agrees otherwise, under the Loan covenants, the Company will:

(1)

notify the Lender immediately if the Company shall default in a material manner in the payment of any of its indebtedness for borrowed money, whether such indebtedness now exists or shall hereafter be created. The Company also shall notify the Lender immediately if there shall occur a material event of default under any mortgage, indenture or instrument (including without limitation the Loan) under which there may be issued, or by which there may be incurred or evidenced, any indebtedness of the Company for borrowed money, whether such indebtedness now exists or shall hereafter be created;

(2)	comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which would materially and adversely affect the financial condition or

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d...)

businesses of the Company, except where contested in good faith and by proper proceedings;

(3)

promptly give the Lender notice in writing of all litigation and all proceedings before any governmental or regulatory agencies or arbitration authorities affecting the Company, except those which, if adversely determined, would not have a material adverse effect on the financial condition or business of the Company; and

(4)

pay or reimburse the Lender and its agent for all reasonable costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) of or incurred by the Lender in connection with the Loan and any security interest taken in connection with the Loan including, without limitation, all costs, charges and expenses in connection with the recovery or enforcement of the Loan and/or the other obligations of the Company contained in the Loan.

Loan beginning balance, as at March 2014	$2,767,500
Change in interest accrued	111,152

Balance, as at August 31, 2014	$2,878,652

During the nine months ended August 31, 2014, $nil funds of the Loan were repaid.

Albpetrol Sh.A.

The Company operates its petroleum and natural gas properties pursuant to Petroleum Agreements with Albpetrol, under Albpetrol’s existing license with AKBN. Under the term of the original Petroleum Agreements, the Company is required to remit to Albpetrol a share of the oil produced by the Company, either in-kind and/or in cash based on specified formulas.  In accordance with the Petroleum Agreements, the Company recorded an estimate as to the Company’s obligation to Albpetrol on a quarterly basis.

The Company entered into negotiations with Albpetrol to agree upon the actual net obligation the Company has to Albpetrol, which was determined to be $11,440,145 as at November 30, 2013.  The total agreed upon liability to Albpetrol as at November 30, 2013 consisted of an accrual of $15,448,346 relating to the share of oil produced not previously delivered to Albpetrol, (relating to three separate oil properties).  This amount was offset by $4,008,201 relating to oil delivered to Albpetrol which was in excess of the Company’s obligation (relating to one oil property).

As at August 31, 2014, the balance owing to Albpetrol was $12,471,937 (November 30, 2013 - $11,440,145). During the nine month period ended August 31, 2014, the Company had accrued an additional $5,731,792 and repaid $4,700,000. Subsequent to August 31, 2014 the Company paid a further $700,000 against this liability.

Related to this agreement, during the nine months ended August 31, 2014, the Company received a royalty tax credit of $1,168,148 against royalty tax obligations related to calculation on the December 31, 2013 balance of the Albpetrol Sh.A. oil production share liability.

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

15.	COMMITMENTS (cont’d...)

Long Term Accounts Payable

The Company renegotiated its payment terms with two key vendors whereby the Company committed to a payment plan over future years to pay off the existing accounts payable balance.  The fair value of the long term accounts payable discounted at a 10% discount rate over the terms of the commitments amounts to $5,501,745 with a deferred premium on valuation of $782,085.

The Company has the following obligations with respect to future payments on the accounts payable:

Fiscal 2016	$3,732,810
Fiscal 2017	2,551,020
$6,283,830

16.	RESTATEMENT OF COMPARATIVE FIGURES

The Company has restated its comparative figures for the three and nine month period ended August 31, 2014, as follows:

(1)

The Company has recorded a credit to the Bank loan, net, current balance of $6,095,009 and a debit to the Bank loan payable long term balance of $6,095,009. Given that the Company has not paid the September interest and principle due on the loan, this is an event of default. As a result, the Company has classified the entire loan as current because Reiffeisen bank has the right to call the loan should they choose to do so. To date, the bank has not called the loan.

17.	SUBSEQUENT EVENTS

Subsequent to the period end, the Company entered into the following transactions:

(1)	On September 17, 2014, the Company signed an Amendment and restatement agreement with Raiffeisen. Under the terms of this revised agreement:

i.

The calculation of the repayment of the loan has been revised to 3/x of the total loans outstanding (less the repayment installment due but unpaid by the borrower on 30 June 2014) at the end of the last day of the Availability Period, December 19, 2012, rounded up to the nearest $10 where x = the number of Months between the last day of the Availability Period and the Termination Date, December 31, 2016. The Company has not paid the September 30, 2014 interest and principle due on the Bank Loan which is an event of default. The Company is currently in discussions with the Bank on resolution of this outstanding obligation.

ii.

The Bank waived its rights under the Bank Loan in respect of existing Events of Default, specifically, the non-payment of the June 30, 2014 loan principal and breach of financial covenants at November 30, 2013. In this Amendment and restatement agreement, the Company has undertaken to provide a cash injection for a minimum of $15 million by December 31, 2014 to satisfy certain Conditions Subsequent within 15 days of the date of the Bank Loan, including (i) Stream be current in all fees, costs and expenses related to the loan, (ii) Stream and Trafigura

STREAM OIL & GAS LTD.

AMENDED NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

For the Three and Nine Months Ended August 31, 2014

(Unaudited)

17.	SUBSEQUENT EVENTS (cont’d…)

PTE Ltd. amending the prepayment agreement between the two parties, and (iii) Stream and Albpetrol Sh.A agreeing to a postponement of CAPEX. The Company has satisfied Conditions Subsequent (iii) and is in the process of concluding (i) and (ii).

(2)

The Company and Trafigura have agreed to a deferral of the prepayment amounts for May to July, and 50% of August, inclusive, with the payments due by the end of October 2014. Interest will continue to be due. The Company has not paid the September and October prepayment amounts and is in discussions with Trafigura as to the resolution of these payments.

(3)

On September 2, 2014, the maturity date of the Shareholder loan was extended to the earlier of: (i) November 16, 2014 and (ii) the date on which the Arrangement Agreement is terminated prior to the Arrangement being effected. On November 7, 2014, the maturity date of the Shareholder loan was extended to November 21, 2014.

(4)

On September 2, 2014, the Company entered into an Arrangement Agreement (the “Arrangement Agreement”) with TransAtlantic Petroleum Ltd. (“TransAtlantic”) whereby TransAtlantic will acquire all of the Company’s outstanding common shares pursuant to a Plan of Arrangement (the “Arrangement”). The Arrangement Agreement provides that TransAtlantic will acquire 100% of Stream’s common shares for Transatlantic common shares on a basis of 0.04812 common shares of TransAtlantic for each Stream common share on closing; an additional 0.00845 common shares of TransAtlantic will be issued for each Stream common share in the event that certain conditions are met by Stream within nine months of the closing date.

(5)

On October 31, 2014, pursuant to a revised agreement with the Chief Operating Officer of Stream, the Company forgave in full the outstanding loan receivable from a private company of which the Chief Operating Officer is a shareholder and the Chief Operating Officer was entitled to receive a completion incentive fee of $100,000 upon completion of his services contract with the Company.

(6)	Subsequent to August 31, 2014 the Company paid a further $700,000 against this liability.